Exhibit 11.1

Code of Conduct and Ethics -

Message from the President
To all,
This is the Code of Conduct and Ethics of Inter.

To be part of Inter is to do something new, simplify and resolve. Therefore, we have become an ecosystem of solutions that go beyond finance, offering facilities for the most diverse moments of life. We believe in people, we propose to help them evolve, to be partners and respect each one's freedom of choice.

If at any time you believe that our employees, partners or even Inter are not acting in accordance with the guidelines contained herein, or with the rules and laws in force, let us know through the Inter Ethics Channel.

Your report will be confidential and, if you wish, may be anonymous.

For us, some values are non-negotiable on this journey, and acting in a way that honors them is what allows us to move forward with legality, efficiency, transparency, integrity and ethics.
Phone: 0800 887 0077 or via link
https://canaldedenuncia.bancointer.com.br
We are counting on you.
This Code of Conduct exists so that management members, employees, customers, suppliers, authorities and other stakeholders with whom we interact may understand the principles and standards that must always guide our behavior and relationships.
João Vitor Menin
CEO of Inter

Summary

Our purpose
Create what simplifies people's lives

OUR IDENTITY
Our pillars
Aiming to achieve our purpose, guide our actions and generate more honest, irreproachable and fair conduct, we created five pillars:

EXPERIENCE	SEGURITY	PARTNERSHIP	INNOVATION	TRANSPARENCY

We value humanized, respectful and quality interactions between all audiences and channels.	We safeguard all interactions and data exchanges involving customers, employees, partners and other institutions.	We safeguard all interactions and data exchanges involving customers, employees, partners and other institutions.	We are born to do diferent. We are open to ideas that aim to improve people's lives and generate value to our company.	We must maintain and transmit clear, impartial and understandable information, always ensuring the truth.

OUR IDENTITY
Social, environmental, and climate responsibility

Social, environmental and climate responsibility is at the core of Inter. We are constantly concerned about creating value for our main audiences, meeting their expectations, our materiality and the best practices expected from business models similar to ours.

We are also careful to promote social, environmental and climate responsibility in our value chain. Therefore, we verify that our partners comply with specific social, environmental and climate guidelines, and we have a growing presence in the community through private social investment and the corporate volunteering.

Purpose

The Code of Conduct and Ethics of Inter was based on our purpose and pillars, and aims to ensure increasingly ethical management and performance.
Here you will find the set of guidelines that we elaborated with the aim of ensuring the credibility and security of the institution's relationships.
Although rich and detailed, our Code of Conduct and Ethics may always improve.
Therefore, in case of doubts about an action or behavior, consult your manager or contact Compliance team by the email compliance@bancointer.com.br.

OUR CODE
Who is it for?

The standards and rules of this Code of Conduct and Ethics must be applied in any action or business that involves the interests of Inter by all:

_ Employees
_ Shareholders
_ Members of the board of directors
_ Suppliers
_ Business partners
_ Service providers

WORK ENVIRONMENT
Attention to personal relationships
Upon dealing with other persons it is required respect and empathy.
The following are some rules of conduct in the work environment and upon dealing with co-workers:

_    We really appreciate a relaxed atmosphere, but a good game is one in which everyone involved has fun. Be sensible and have common sense!
_    Pay attention to the abilities and limitations of each person, always maintaining a conduct of respect towards the other. We do not accept prejudice and discrimination of any kind.
_    The atmosphere should be relaxing, but it not a party. Alcohol and drugs are not allowed on our facilities.
_    Regardless of your position or function, act as a leader and set good examples. Your conduct must demonstrate commitment to our ethical principles.
_    Do not share information without authorization from those involved, and without confirming its veracity. Avoid embarrassment to yourself and others. No gossip and rumors.

WORK ENVIRONMENT
Attention to personal relationships
Do you know what Harassment means?

ABUSE OF POWER	SEXUAL HARASSMENT	MORAL HARASSMENT

When someone uses their position or influence to force the other to carry out activities in violation of law or our internal regulations.	Undesired expressions of sexual nature that causes embarrassment or threats, for the purpose of having a sexual relationship with a co-worker.	Abusive, intimidating or offensive conduct that creates a toxic environment, affecting the integrity an employee.

None of such behaviors will be tolerated!

WORK ENVIRONMENT

Attention to our assets and resources
OUR ASSETS
_ Use them only for their intended purposes, respecting the corporate interests.
_ Keep your work desk always clean and tidy.
_ Be careful with liquids near electronic equipment and computers.
_ Treat our equipment with the same care used to your own assets!
OUR STRATEGY
_ Always keep Inter's business and operations confidential so that, together, we can grow even more.
_ Protect what makes us unique: our ideas!
OUR WORKING ENVIRONMENT
_ Visitors are always welcome, but they should only circulate in our facilities accompanied by our “Blood Orange” (Sangues Laranjas).
_ Access must be restricted to the meeting rooms.
_ Other work environments should only be visited in case of need.

We make available facilities, equipment, materials and systems for using in the work-related activities. It is important that you be aware of the expected conducts related to them:

REMEMBER!
Inter may, at any time, monitor the computers of its employees, including files, folders, contents in emails and contents in sites accessed at the internet.	14

WORK ENVIRONMENT

Attention to confidentiality of information
CONDUCT
Always act diligently and use all information security mechanisms provided by Inter.
PASSWORDS
Your passwords are personal and non-transferable. Therefore, do not share your system accesses, not even with another Blood Orange.
INFORMATION
Do you have access to insider information? So uphold the trust we place on you! The use of such information for personal interest and/or market abuse is unacceptable.
DATA
Personal data of our customers, partners and employees are extremely confidential, following the guidelines of our regulations, internal policies and Law 13.709/2018.

Due to the nature of our business, we handle a lot of confidential and sensitive information. Therefore, we must treat it with great responsibility, following some guidelines. They are:
We know that Inter is an unavoidable topic for all of us, but we need to be aware of discussions and comments about our platform and our customers in public places.

After all, we do not want other people to have access to our information.

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CONDUCT ON BUSINESS RELATIONS
Attention to conflicts of interest
Transparency is one of our pillars, so we must always be alert to cases that may generate conflicts of interest.
The following are some tips to help you to avoid situations of conflict of interests:
_    The hiring of family members of employees may occur, as long as there is no level of hierarchical subordination, influence of decision, management and processes.
_    Affective relationship can be maintained, as long as employees do not have a level of synergy in the conduct of their activities (ex: procurement area and accounts payable).
_    Do not use your position to offer personal benefits, establish favoritism, privileges or make decisions to the detriment of our interests.

BUT AFTER ALL, WHAT CONFLICT OF INTERESTS MEANS?
These are situations in which your personal interests or those of people close to you can influence your decisions at work. There is no need for actual damage, but just the possibility - even if alleged - of affecting your decision.
Perception makes a difference: Not only do avoid the actual conflict of interests, but also situations where an external person might assume the existence of a conflict of interest, even if it is not their intention.

CONDUCT ON BUSINESS RELATIONS
Attention to conflicts of interest

_ You can carry out parallel activities, as long as they do not conflict with Inter's business, interests and industry.
_ To prevent the circulation of information between activities that pose a risk of conflict of interests, it is necessary to establish physical and logical segregations within Inter (e.g. third-party portfolio management area must be segregated from product origination areas, from distribution are, from the Treasury Front)

CONDUCT ON BUSINESS RELATIONS
Attention to preventing money laundering
and combating terrorism financing
_ We have strict controls regarding the prevention of money laundering, and we do not condone illegal transactions. We highlight below what may and may not be done to maintain such standard, and you are a key player in such task:
_    If you identify unusual or suspicious practices or transactions, such as businesses which actual purposes and sources of funds are unclear, please contact the information security team. If you prefer, use the Ethics line.
_    You should never fail to comply with the internal security procedures, or conduct or tolerate business or transactions that may contribute to the materialization of illegal or criminal acts.

WHAT MONEY LAUNDERING MEANS?
It is a practice used to cover up the origin of illegal money. It consists of a scheme to make it appear that resources obtained through illegal activities came from legal activities.

CONDUCT ON BUSINESS RELATIONS
Attention to preventing money laundering and combating terrorism financing
We are legally and socially committed to fighting fraud, bribery and corruption, in order to build a successful, fair and ethical country.
What is the difference?

FRAUD	CORRUPTION	BRIBERY

Intentional act of deceiving someone or using dishonest or false methods in order to illegally and misleadingly gain benefits.	Act of improperly using a position of influence to obtain advantages, or even perform any action considered illegal under the laws in force.	Offering anything of value for the purpose of obtaining improper advantages or information (illicitly, unfairly or fraudulently). A means of rewarding someone for doing something forbidden.

CONDUCT ON BUSINESS RELATIONS
Attention to prevent fraud, suborn and corruption

We base our conduct and our internal regulations regarding corruption on Law 12846/13 (AntiCorruption Law), FCPA (Foreign Corrupt Practice Law) and other laws in Brazil, as well as on the good international practice.
To ensure that our relationships with government agencies and the private sector are guided by honesty, transparency, responsibility and compliance with applicable legal standards, all Orange Bloods shall follow some rules of conduct:
_    Never offer, give or promise, directly or indirectly, an undue advantage to a public or private sector official.
_    Never accept an undue advantage or promise of payment or reward from a public official or private company.

REMEMBER!
It is everyone's duty to report any practice of fraud, bribery, corruption or any other unlawful practice.

CONDUCT ON BUSINESS RELATIONS
Attention to prevent fraud, suborn and corruption
We all like to give and receive gifts, it is a cultural issue. However, we need be aware of some rules of conduct:

GIFTS
Only accept from third parties gifts and entertainment with no commercial value.
Do you want to give gifts to customers, suppliers, partners or any third parties?
You can, but only with gifts provided by Inter, upon approval by the direct manager and by the Marketing team.
Only offer or accept gifts with a value equivalent up to R$ 300,00
CONDUCT
If a gift or courtesy does not comply with this rule, politely decline it.
If you find the refusal to be rude, accept it and forward it to Compliance team, which will draw the item among the Orange Blood area that received it.
Have you been invited to participate in congresses and events sponsored or promoted by partners or suppliers? Request approval from your manager and Compliance team.

REMEMBER! If in doubt whether or not to accept a gift, entertainment or any other kind of courtesy, consult Compliance: compliance@inter.co	22

CONDUCT ON BUSINESS RELATIONS
Attention to relationship with suppliers and partners
It is very important that our suppliers, service providers and business partners demonstrate commitment to the pillars, purpose and guidelines described in our Code of Conduct and Ethics.

_    It is essential that the performance of third parties is in line with Inter's pillars and internal policies, as well as with the current laws.
_    Be transparent about conflict of interests or personal or family relationships with Inter Suppliers.
_    Suppliers shall maintain decent working conditions, and the hiring of suppliers that use child, slave or similar labor is prohibited.
_    Do not offer advantages or privileges to any supplier.

Attention to relationship with competitors and the market

Competition is essential for customers and users to exercise their freedom of choice.
However, we must fight three types of practices:
_ Unfair competition (obtaining a competitive advantage by using unethical or illegal means)
_ The formation of cartels, which submit the market to a game of marked cards, directly harming buyers of goods or services.
_ Unilateral practices that undermine the competitive dynamics in markets in which we have a relevant share.
To do this, act in accordance with the principles of free competition, and respect the reputations and opinions of our competitors.

CONDUCT WITH EXTERNAL AUDIENCE
Attention to customer relationships

Our customers and users are the reason for our existence, and they deserve excellent service based on transparency.
We are relentless in our seeking for simplicity in our relationship with our audience. Therefore, we adopt agreements that are easy to understand, making clear the rights and duties of the parties.
The following are some rules aimed to avoiding make mistakes when dealing with our customers:
_    Always make yourself available to listen carefully to our customers, and be able to quickly resolve their requests, complaints and suggestions.
_    Provide clear, correct and transparent information, promising only what we are capable of delivering.
_    Be cordial, ethical and efficient. Respect the customer's profile and objective when offering products and services.

CONDUCT WITH EXTERNAL AUDIENCE
Attention to relationship with the public power and official bodies

We value the good and adequate relationship with all municipal, state and national public entities, and we do not tolerate unethical conduct.
In order not to engage in any questionable conduct, please observe the following rules of conduct:
_ Never promise, offer or give, directly or indirectly, any kind of undue advantage to a public official, or a third party related to them, in order to obtain any illegal compensation for Inter and/or our clients and/ or to streamline or facilitate any procedure.
_ Do not make donations to political parties, political campaigns or candidates for public office on behalf of Inter, and do not distribute political material in the workplace.
_ It is expressly prohibited to offer special benefits or business conditions to public officials and government authorities, which may give the impression of an improper benefit.

REMEMBER!
Immediately report to the Ethics Channel the knowledge of any conduct that does not respect these guidelines.

CONDUCT WITH EXTERNAL AUDIENCE
Attention to relationship with the community

Inter is committed to being a responsible company in the community where it operates, encouraging the development of conscientious citizens.
For the effectiveness of such project, we count on your involvement!
_ We promote advertising campaigns that are not misleading and are committed to good customs and free competition.
_ We maintain open channels that encourage the free expression of opinions and concerns of all stakeholders with whom we interact.
_ We carry out and encourage the volunteer work by our employees to the entire community.

Attention to relationship with shareholders

We treat our shareholders equally, based on the principles of good governance, being accountable and maintaining transparent communication, providing clear, accurate, accessible and complete information.

CONDUCT WITH EXTERNAL AUDIENCE
Attention to relationship with unions

We recognize union entities as legal representatives of employees, and we strive to seek, through respectful and responsible negotiation, the best agreement for the interests of both parties.
_ Treat the representatives of unions and professional entities in a respectful and cordial manner.
_ Report to your manager or Compliance team (on an identified or anonymously basis) any unethical conduct or that is harmful to the rights of employees.

CONDUCT WITH EXTERNAL AUDIENCE

Attention to donations and sponsorships

Donations and sponsorships may and should be made, but always guided by transparency, integrity and legal compliance.
_ Donations and sponsorships may take place in different modalities, whether through financial contributions, solidarity programs, volunteer work, sports, leisure, among others.
_ Donation or sponsorship to organizations that have a potential conflict of interests is prohibited, in accordance with the rules provided for in this code.
_ Agreements signed with beneficiary institutions shall contain anti-corruption clauses.

_ We do not authorize to conditioning any contributions (sponsorships, donations, etc.) on the achievement undue benefits for Inter, for yourself or for third parties.
_ The beneficiary institutions shall comply with the rules contained in this Code, and shall act ethically in all their relationships, in return for the donation or sponsorship received.

REMEMBER!
Each donation must undergo an integrity due diligence, ensuring that there is no history of involvement with corruption or fraud, as described in the respective Internal Policy.

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CONDUCT WITH EXTERNAL AUDIENCE
Attention to prevent fraud, suborn and corruption

Our presence in the digital environment has a light and close tone. We have a super attuned team, which is very careful with interactions on the web.
For a guidance to what you should and should not do, follow the tips below:
_    We appreciate when you publish and share content about Inter on your social media. You may always tag us. But it is important that you maintain an ethical and conscious behavior in the digital universe as well.
_    If you identify customer complaints posted on social networks, direct them to the Customer Service area. Our team will provide the appropriate treatment for each case.
_    Forward all requests received from the press to the Press Relations area via email imprensa@bancointer.com.br. Never speak on behalf of Inter.
We express ourselves through authorized and prepared individuals.

REMEMBER!
The information confidentiality guidelines apply to social media as well.

CODE OF ETHICS MANAGEMENT
How to act?
In case you face an ethical dilemma and do not know how to act, think about whether you would feel comfortable if your conduct:
_    Goes viral on social media;
_    Harms or puts someone at risk?
_    Is exposed to your family.

BE ALERT!
If you still have any doubts, please consult your manager or our Compliance team via email compliance@inter.co or the Ethics Channel.	34

CODE OF ETHICS MANAGEMENT

Duty of collaboration

Whenever you have any doubts, witness or suspect any violation of the Code of Conduct and/or current legislation, it is your duty to report the fact via the Ethics Channel.
_ Inter's reputation for integrity affects everyone, and only a single person can harm it.
_ When you do not speak up, unethical behavior continues, which may negatively affect our work environment and employee morale.
_ Report any suspicious immediately may prevent a problem from escalating and casing damage to Inter and your co-workers.
_ How can our customers and the public may trust us if we allow any behavior contrary to the Code of Conduct and ethical standards?

BE ALERT!
Inter will never accept any attempt to identify who made an anonymous report, and we shall not tolerance retaliation of any nature against a good faith whistleblower and anyone who provides information, documents or collaborates in the investigation process of an incident. Play your part. Help create the company we want.	35

CODE OF ETHICS MANAGEMENT

Ethics Channel

One of the mechanisms we make available to all our employees and third parties so that we can have an environment that ensures an ethical conduct is the Ethics Channel.
_ It is managed by a third-party and independent company.
_ Your report may be identified or anonymous, at your discretion. If you choose make an anonymous report, you can be sure that this decision will be respected.

_ Do not worry. We fully guarantee that no retaliation shall be made against a person due to any report made.
_ Provide as much detail as possible about the subject matter of the report, so that the investigation is viable.
_ To file a report, you do not need to be sure about the existence of a conduct that violates our pillars, integrity or our Code of Conduct and Ethics. Suspicion and good faith are enough.

INTERNET	PHONE
http://canaldeetica.com.br/ bancointer/	0800 887 0077 -available 24 hours a day, 365 days a year.	36

CODE OF ETHICS MANAGEMENT
Ethics Committee

To further support our employees and ensure our transparency and integrity, we have the Ethics Committee, an autonomous and independent board (established by Inter), the main functions of which are:
_    Define and formalize the levels of penalty for any deviation from an ethical conduct;
_    Analyze the reports received via the Ethics Channel;
_    Evaluate and resolve on possible disciplinary measures for events of misconduct;
_    In cases of gross infractions and violations, recommend preventive and corrective action plans;
_    Evaluate and resolve on the closure of cases reported via the Ethics Channel.

CODE OF ETHICS MANAGEMENT
Integrity Program
Compliance team works to ensure the legal compliance and corporate compliance through the implementation of the Integrity Program. It uses prevention, detection and response elements to establish processes that promote an ethical environment.
Compliance team is always ready to answer any employees' questions.

PREVENTION	DETECTION	RESPONSE

–Code of Conduct and Ethics
–Internal regulatory system, which manages the work policies, standards and instructions;
–Training and awareness;
–Compliance risk management;
–Regulatory compliance with regulators; Know Your Customer and Know Your Partner procedures.
	–Audits (internal, external, regulatory and internal controls); Transaction monitoring; Know Your Employee Procedure; –Report Hotline; –Systematic monitoring of audit points.	–Reports to senior management; –Integrity Committee; –External Reports (COAF – Financial Transactions Control Board)

CODE OF ETHICS MANAGEMENT

Sanctions

Whenever there is a violation of the principles and guidelines contained in this code by employees or third parties, Compliance and the Ethics Committee shall be responsible for dealing appropriately with each case.

Indications and evidence of the violation will be taken into account for the application of the following sanctions to employees, third parties and suppliers:

_ Disciplinary measures
_ Suspension
_ Agreement Termination (interns and suppliers)
_ Dismissal

BE ALERT!
It is the responsibility of every employee or third party to report behavior that is incompatible with this Code or the law.
Omission after being aware of possible violations is considered an unethical conduct, and is also subject to the application of prescribed disciplinary measures.

Integrity, consistency and seriousness
summarize our conduct.
We are very proud of our history, and we
need you, Blood Orange, to keep those
values alive in our present and future.

Let's go on this mission together!